UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2008

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 1, 2008, Qingdao Sinogas General Machinery Co., Ltd., a wholly-owned subsidiary of Sinoenergy Corporation (the “Company”), entered into an land lease agreement with Qingdao Mingchen Real Estate Co., Ltd. (“Qingdao Mingchen”) pursuant to which the subsidiary would lease to Qingdao Mingchen the property located at No.66 Jinhua Road, Sifang District, Qingdao City, China, for a term of three years beginning on January 2008 and expiring on December 31, 2010, at price of RMB40 million per year, which, based on the current exchange ratio, is equivalent to $5.7 million. The lease also gives Qingdao Mingchen a right of first refusal if Qingdao Sinogas proposes to sell the property.

The Company will relocate its facilities before September 30, 2008 to a facility acquired by the Company through its previously announced purchase of Qindao Jingrun General Machinery Company (“Jingrun”) in August 2007.

A copy of the English translation to the agreement is filed as Exhibit 99.1. A copy of the press release is filed as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	English translation of Land Agreement dated March 1, 2008, between Qingdao Sinogas General Machinery Co., Ltd and Qingodao Mingchen Real Estate Co., Ltd.

99.2	Press release, dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: March 31, 2008	/s/ Qiong (Laby) Wu
Qiong (Laby) Wu, Chief Financial Officer